                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

           COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                    (MILLIONS EXCEPT SHARE AMOUNTS)
                          ----------------------------------------------------
                             THREE MONTHS ENDED          SIX MONTHS ENDED
                                  JUNE 30,                   JUNE 30,
                          -------------------------  -------------------------
                              1995         1994          1995         1994
                          ------------ ------------  ------------ ------------
COMPUTATION FOR STATE-
 MENTS OF INCOME
 Primary Earnings Per
  Share (average shares
  outstanding):
   Income from continuing
    operations........... $        185 $        161  $        338 $        282
   Loss from discontinued
    operations, net of
    income tax...........           --          (14)           --          (13)
                          ------------ ------------  ------------ ------------
   Income before extraor-
    dinary loss..........          185          147           338          269
   Extraordinary loss,
    net of income tax....           --           (5)           --           (5)
                          ------------ ------------  ------------ ------------
   Income before cumula-
    tive effect of change
    in accounting princi-
    ple..................          185          142           338          264
   Cumulative effect of
    change in accounting
    principle, net of in-
    come tax.............           --           --            --          (39)
                          ------------ ------------  ------------ ------------
   Net income............          185          142           338          225
   Preferred stock divi-
    dends................            3            4             6            7
                          ------------ ------------  ------------ ------------
   Net income to common
    stock................ $        182 $        138  $        332 $        218
                          ============ ============  ============ ============
   Average shares of com-
    mon stock
    outstanding(a),(b)...  173,699,875  179,850,934   175,829,883  179,287,726
                          ============ ============  ============ ============
   Earnings (loss) per
    average share of com-
    mon stock:
     Continuing opera-
      tions.............. $       1.05 $        .88  $       1.89 $       1.54
     Discontinued opera-
      tions..............           --         (.08)           --         (.07)
     Extraordinary loss..           --         (.03)           --         (.03)
     Cumulative effect of
      change in account-
      ing principle......           --           --            --         (.22)
                          ------------ ------------  ------------ ------------
                          $       1.05 $        .77  $       1.89 $       1.22
                          ============ ============  ============ ============
ADDITIONAL COMPUTATIONS
 (C)
 Net income to common
  stock, per above....... $        182 $        138  $        332 $        218
                          ============ ============  ============ ============
 Primary Earnings Per
  Share (including com-
  mon stock equiva-
  lents):
   Average shares of com-
    mon stock
    outstanding(a),(b)...  173,699,875  179,850,934   175,829,883  179,287,726
   Incremental common
    shares applicable to
    common stock options
    based on the common
    stock daily average
    market price during
    the period...........       59,941       79,004        54,924       99,042
   Incremental common
    shares applicable to
    performance units
    based upon the at-
    tainment of specified
    goals................       27,625           --        27,625           --
                          ------------ ------------  ------------ ------------
   Average common shares,
    as adjusted..........  173,787,441  179,929,938   175,912,432  179,386,768
                          ============ ============  ============ ============
   Earnings (loss) per
    average share of com-
    mon stock (including
    common stock equiva-
    lents):
     Continuing opera-
      tions.............. $       1.05 $        .88  $       1.89 $       1.54
     Discontinued opera-
      tions..............           --         (.08)           --         (.07)
     Extraordinary loss..           --         (.03)           --         (.03)
     Cumulative effect of
      change in account-
      ing principle......           --           --            --         (.22)
                          ------------ ------------  ------------ ------------
                          $       1.05 $        .77  $       1.89 $       1.22
                          ============ ============  ============ ============
 Fully Diluted Earnings
  Per Share:
   Average shares of com-
    mon stock
    outstanding(a),(b)...  173,699,875  179,850,934   175,829,883  179,287,726
   Incremental common
    shares applicable to
    common stock options
    based on the more
    dilutive of the com-
    mon stock ending or
    average market price
    during the period....       59,941       79,004        62,190       99,042
   Average common shares
    issuable assuming
    conversion of Tenneco
    Inc. 10% loan stock..       38,945       41,903        39,164       41,903
   Incremental common
    shares applicable to
    performance units
    based upon the at-
    tainment of specified
    goals................       27,625           --        27,625           --
                          ------------ ------------  ------------ ------------
   Average common shares
    assuming full dilu-
    tion.................  173,826,386  179,971,841   175,958,862  179,428,671
                          ============ ============  ============ ============
   Fully diluted earnings
    (loss) per average
    share, assuming con-
    version of all appli-
    cable securities:
     Continuing opera-
      tions.............. $       1.05 $        .88  $       1.89 $       1.54
     Discontinued opera-
      tions..............           --         (.08)           --         (.07)
     Extraordinary loss..           --         (.03)           --         (.03)
     Cumulative effect of
      change in account-
      ing principle......           --           --            --         (.22)
                          ------------ ------------  ------------ ------------
                          $       1.05 $        .77  $       1.89 $       1.22
                          ============ ============  ============ ============

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NOTES: (a) In 1992, 12,000,000 shares of common stock were issued to the Stock
           Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. At June 30, 1995, the SECT had utilized 6,150,243 of these shares.
       (b) Prior to conversion in December 1994, Series A preferred stock was converted into common stock under the Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into 17,342,763 shares of common stock. In December 1994, all of the outstanding shares of Series A preferred stock were converted into Tenneco Inc. common stock. The inclusion of Series A preferred stock in the computation of earnings per share was antidilutive for the first half of 1994.
       (c) These calculations are submitted in accordance with Securities and Exchange Commission requirements although not required by Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3%.